UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2006

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California (Address of principal executive offices)	94065 (Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     In connection with Olof Pripp’s appointment to the Board of Directors (the “Board”) of iPass Inc. (“iPass”), on March 9, 2006, the Board approved an amendment to its 2003 Non-Employee Directors Plan (the “Directors Plan”) to provide that upon Mr. Pripp’s appointment as a director, Mr. Pripp would be granted an initial option to purchase 30,000 shares of iPass Common Stock (rather than 120,000 shares as would be granted absent such amendment). The initial option would vest monthly over four years and be subject to the terms and conditions set forth in the Directors Plan. See the discussion of Mr. Pripp’s compensation arrangements in Item 5.02 below.
     A copy of the Directors Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 7, 2006, Cregg B. Baumbaugh, a director of iPass, notified iPass that he will be resigning from the Board and as a member of the Audit Committee, effective April 3, 2006. Mr. Baumbaugh informed iPass that he was resigning from the Board to focus his time on other business opportunities.
     On March 9, 2006, the Board appointed Olof Pripp to serve as a director and as a member of the Audit Committee of the Board, effective immediately upon the resignation of Mr. Baumbaugh on April 3, 2006. Mr. Pripp currently serves as Managing Partner for the EMEA CIO Practice at Heidrick & Struggles, a leading provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. Prior to Heidrick & Struggles, Mr. Pripp served as Partner of IBM Business Consulting Services SA (formerly PwC Consulting/Price Waterhouse Management Consultants) in Geneva, Switzerland since October 2002. In this role, he has acted as the Global Relationship Partner for one of IBM’s largest service accounts worldwide. From 1989 to September 2002, Mr. Pripp served in a variety of capacities at PwC Consulting, most recently as a Partner and Global Technology Industry Leader. Mr. Pripp holds a B.S. degree in Business Administration and Economics from Uppsala University in Sweden.
     In connection with Mr. Pripp’s appointment to the Board, Mr. Pripp will be granted an initial option to purchase 30,000 shares of iPass Common Stock on the date he becomes a member of the Board, with an exercise price equal to the fair market value of the underlying stock on the date of grant. The initial option will vest monthly over four years and be subject to the terms and conditions set forth in the Directors Plan. Mr. Pripp will also be entitled to receive cash compensation as a non-employee director in accordance with the arrangements in effect for non-employee directors of iPass (currently an annual retainer of $20,000, if Mr. Pripp serves as a chairman of a committee an additional annual retainer of $5,000, and per meeting fees of $1,000 for each Board and committee meeting). In addition, Mr. Pripp would be reimbursed for travel, lodging and other reasonable expenses incurred in attending iPass Board or committee meetings.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	iPass Inc. 2003 Non-Employee Directors Plan, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Vice President, General Counsel and Secretary

Dated: March 13, 2006

Exhibit No.	Description

10.1	iPass Inc. 2003 Non-Employee Directors Plan, as amended